UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 24, 2017
URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24 and 25, 2017, Urban Edge Properties (the “Company”) and its operating partnership, Urban Edge Properties LP (the “Operating Partnership”, and together with the Company, "Urban Edge"), completed the previously announced acquisition of a portfolio of seven retail assets from certain contributing parties (the “Contributors”) for a total agreed contribution value of $325 million. The assets comprise 1.5 million square feet of gross leasable area and are predominately in the New York City metropolitan area.

Urban Edge funded the transaction through the issuance of approximately $122 million of Operating Partnership units, the assumption of approximately $33 million of existing debt, the issuance of approximately $126 million of non-recourse, secured debt and approximately $44 million of cash.

This table sets forth pertinent details with respect to the properties in the portfolio:

Property	Location	GLA SF	Occupancy	Key Tenants

Yonkers Gateway Center*	Yonkers, NY	436,770	88%	Burlington, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
The Plaza at Woodbridge	Woodbridge, NJ	413,013	81%	Raymour & Flanigan, Toys "R" Us, Best Buy
The Plaza at Cherry Hill	Cherry Hill, NJ	412,969	74%	Raymour & Flanigan, Aldi, LA Fitness
Manchester Plaza	Manchester, MO	130,934	89%	Academy Sports, Bob's Furniture
Millburn Gateway Center	Millburn, NJ	102,725	97%	Trader Joe's, CVS, PetSmart
21 E Broad St/One Lincoln Plaza	Westfield, NJ	21,908	100%	PNC Bank, Five Guys, Cake Boss
Total		1,518,319	83%
_____________________
* Represents the remaining fee and leasehold interests in Yonkers Gateway Center that were not acquired in the transaction that closed on January 4, 2017.

In connection with this transaction, on May 24, 2017, Urban Edge, the Contributors, and certain other protected partners entered into a Tax Protection Agreement pursuant to which Urban Edge will indemnify the Contributors and any other protected partners for any federal income taxes incurred by them as a result of a sale or other disposition of one or more contributed properties or the failure to maintain a specified level of nonrecourse debt on the individual properties for a period of 15 years after the closing.
The Contributors comprise the following entities: Acklinis Yonkers Realty, L.L.C., Acklinis Realty Holding, LLC, Acklinis Original Building, L.L.C., A & R Woodbridge Shopping Center, L.L.C., A & R Millburn Associates, L.P., Ackrik Associates, L.P., A & R Manchester, LLC, A & R Westfield Lincoln Plaza, LLC and A & R Westfield Broad Street, LLC.
Item 3.02. Unregistered Sales of Equity Securities.
As described in Item 2.01 above, upon the closing of the transaction, the Operating Partnership issued an aggregate of 4,525,699 Operating Partnership units valued at $27.02 per unit to certain direct and/or indirect owners of the Contributors. The Operating Partnership units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Beginning one year after issuance, the Operating Partnership units issued by the Operating Partnership are redeemable at the option of the holders thereof for cash or, at the Company’s option, for common shares of beneficial interest of the Company on a one-for-one basis, subject to certain adjustments and in accordance with the terms of the Operating Partnership’s limited partnership agreement.
The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference.

Item 8.01 Other Events.
On May 25, 2017, the Company issued a press release relating to the closing of the transaction described in Item 2.01 above, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Assets Acquired:
The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information:
See paragraph (a) above.
(d) Exhibits:
99.1 - Press Release dated May 25, 2017.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: May 25, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

URBAN EDGE PROPERTIES LP
(Registrant)

	By:	Urban Edge Properties, General Partner

Date: May 25, 2017	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer
INDEX TO EXHIBITS

Exhibit Number	Document

99.1	Press Release dated May 25, 2017